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                                                                    Exhibit 21.1

                      SUBSIDIARIES OF THE COMPANY


                 Name                               Jursdiction of Incorporation
                 ----                               ----------------------------


P.E.G. Reinsurance Company, Ltd.                               Bermuda

Preferred Employers Group, Inc.                                Florida

Preferred Healthcare Staffing, Inc.                            Delaware